Exhibit 32.2

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Access Anytime Bancorp, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken Huey, Jr., Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 2, 2005	/s/ Ken Huey, Jr.
Ken Huey, Jr. Chief Financial Officer
Director
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Access Anytime Bancorp, Inc. and will be retained by Access Anytime Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.